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                                                                       Exhibit 1

                          NORTH AMERICAN PALLADIUM LTD.

                             MATERIAL CHANGE REPORT


TO:        British Columbia Securities Commission
           Alberta Securities Commission
           Saskatchewan Financial Services Commission, Securities Division Ontario Securities Commission
           Commission des valeurs mobilieres du Quebec
           Nova Scotia Securities Commission
           Securities Commission of Newfoundland and Labrador

ITEM 1.  REPORTING ISSUER

                  The reporting issuer filing this material change report is North American Palladium Ltd. (the "Corporation"), Suite 2116, 130 Adelaide Street West, Toronto, Ontario, M5H 3P5.

ITEM 2.  DATE OF MATERIAL CHANGE

                  June 12, 2006.

ITEM 3.  NEWS RELEASE

                  A news release was issued on June 13, 2006 through CNW news wire service.

ITEM 4.  SUMMARY OF MATERIAL CHANGE

                  The Corporation announced that it exercised its right to require Kaiser-Francis Oil Company ("KFOC") to purchase US$13.5 million convertible notes (the "Series II Notes") and related common share purchase warrants (the "Series II Warrants"). The offering is governed by the previously announced Securities Purchase Agreement (the "Agreement") dated March 24, 2006 among the Corporation, KFOC and IP Synergy Finance Inc. ("IPSF"). IPSF has an option to acquire up to 50% of the Series II Notes and Series II Warrants. The transaction is scheduled to close on June 23, 2006.

                  Proceeds from the offering will be used to repay the standby loan facility with KFOC which matures on June 30, 2006.

ITEM 5.  FULL DESCRIPTION OF MATERIAL CHANGE

                  See attached news release dated June 13, 2006.

ITEM 6.  RELIANCE ON SUBSECTION 7.1(2) OR (3) OF NATIONAL INSTRUMENT 51-102

                  N/A

ITEM 7.  OMITTED INFORMATION

                  N/A



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ITEM 8.  EXECUTIVE OFFICER

                  Mary D. Batoff, Vice President, Legal & Secretary

                  Tel.:  416-360-2655

ITEM 9.  DATE OF REPORT

                  June 20, 2006.